SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 3, 2006
Youbet.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-26015	95-4627253

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5901 De Soto Avenue, Woodland Hills, California		91367

(Address of principal executive offices)		(Zip Code)
(818) 668-2100
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
As previously reported, on February 10, 2006, Youbet.com, Inc., through its wholly-owned subsidiary, UT Gaming, Inc., acquired from UT Group LLC all of the issued and outstanding common stock of United Tote Company. As partial consideration for Youbet’s acquisition of United Tote, Youbet issued to UT Group 2,181,818 shares of its common stock. Pursuant to a Stockholder Rights Agreement between Youbet and UT Group, the shares of Youbet common stock issued to UT Group were subject to a 90 day lock-up period, which was to expire on May 12, 2006. On May 3, 2006, Youbet and UT Group entered into Amendment No. 1 to the Stockholder Rights Agreement. Pursuant to this amendment, the parties have agreed to terminate the lock-up period as of May 3, 2006.
In addition, pursuant to the terms of the Stockholder Rights Agreement, Youbet agreed to file a shelf registration statement to register the 2,181,818 Youbet shares issued to UT Group for resale. Youbet filed a shelf registration statement to register the UT Group shares on April 21, 2006, and the Securities and Exchange Commission declared this registration statement effective on May 2, 2006. As a result of the execution of Amendment No. 1 to the Stockholder Rights Agreement, UT Group may sell all or any portion of its Youbet shares from time to time in accordance with the terms of the shelf registration statement.
This summary of the Stockholder Rights Agreement and Amendment No. 1 to the Stockholder Rights Agreement is qualified in its entirety by reference to the full text of the Stockholder Rights Agreement, which is incorporated by reference as Exhibit 4.1, and Amendment No. 1 to the Stockholder Rights Agreement, which is filed as Exhibit 4.2 with this report.

Item 2.02.	Results of Operations and Financial Condition.
On May 4, 2006, Youbet.com, Inc. announced its financial results for the first quarter ended March 31, 2006. A copy of this press release is attached hereto as Exhibit 99.1.
The fourth quarter earnings press release contains disclosure of earnings before interest, taxes, depreciation and amortization, as adjusted for other income (Adjusted EBITDA), which is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States (GAAP). The financial tables attached to the press release contain a tabular reconciliation of Adjusted EBITDA to Net Income, the GAAP financial measure most directly comparable to Adjusted EBITDA. Disclosure regarding management’s uses for Adjusted EBITDA appears in the footnote below the tabular reconciliation.
The information required to be furnished pursuant to Item 2.02 and Exhibit 99.1 of this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liability of that section, except if Youbet.com, Inc. specifically incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.
(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits:
4.1	Stockholder Rights Agreement, dated as of February 10, 2006, by and between Youbet.com, Inc. and UT Group LLC (incorporated by reference to Exhibit 4.1 to Youbet’s Form 8-K dated February 10, 2006 and filed February 13, 2006).

4.2	Amendment No. 1, dated as of May 3, 2006, to Stockholder Rights Agreement, dated as of February 10, 2006, by and between Youbet.com, Inc. and UT Group LLC.

99.1	Youbet.com, Inc. Earnings Press Release dated May 4, 2006 (furnished pursuant to Item 2.02 of Form 8-K).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOUBET.COM, INC.
Date: May 4, 2006	By:	/s/ Gary W. Sproule
Gary W. Sproule
Chief Financial Officer